UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 28, 2001


                           Chicken Kitchen Corporation
             (Exact name of registrant as specified in its charter)


           Florida                        0-27015                 59-3283225
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               770 Ponce de Leon Blvd
               Coral Gables, Florida                           33134
      (Address of Principal Executive Offices)               (Zip Code)


                                 (305) 774-9700
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

         On March 23, 2001, the Company settled a lawsuit brought by preferred shareholders for alleged breaches of a subscription agreement to convert preferred shares into restricted common stock. The settlement required the Company to convert the preferred stock into 16,000,000 shares of restricted Class A common stock, and further requires the Company to pay the preferred stockholders $300,000 at the closing of formal documentation, and, issue a promissory note for the payment of $150,000 one year after the closing. The promissory note will be secured by 500,000 shares of the Company's Class A common stock owned by the Company's president. The preferred stockholders also entered into a voting agreement binding them to vote their exchanged shares pursuant to the recommendation of the Company's board of directors. No dividends will be due or paid on the converted preferred stock. During the current fiscal year the Company paid $350,000 to the preferred stockholders ($50,000 which was previously held in escrow). The lawsuit was dismissed with prejudice and documents were executed to effectuate the settlement.

         The Company issued 16,000,000 shares of restricted Class A common stock to covert the preferred shares.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

          The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

         10.13    Exchange Agreement
         10.14    Note
         10.15    Release to Plaintiff
         10.16    Release to Defendant
         10.17    Share Escrow Agreement

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   REGISTRANT:

                                   Chicken Kitchen Corporation

Date: March 28, 2001
                                   By: /s/ Christian de Berdouare
                                      -------------------------------------
                                       Christian de Berdouare, Chairman and
                                       Chief Executive Officer